MANAGEMENT CONTINUITY AGREEMENT



     THIS AGREEMENT is made and entered into as of the ______ day of  ___________, 1998, by and between CILCORP Inc.,  an  Illinois corporation  (hereinafter  referred  to  as  the  "Company")  and


_______________________  (hereinafter referred  to  as  the  "Key


Employee").


                          WITNESSETH:


      WHEREAS,  the Company has determined it should  enter  into management  continuity agreements with certain key  employees  of the Company;


      WHEREAS, _________________________ is a Key Employee of the


Company or one of its subsidiaries; and


      WHEREAS,  should the possibility of a Change-in-Control  of the  Company  arise, the Company believes it to be  in  the  best interests  of  the  Company  and  its  shareholders  to  minimize concerns  that  the  Key  Employee might  be  distracted  by  the personal uncertainties and risks created by the possibility of  a


Change-in-Control;


      NOW THEREFORE, to assure the Company that it will have  the


continued   service   and  dedication   of   the   Key   Employee


notwithstanding  the  possibility, threat,  or  occurrence  of  a


Change-in-Control of the Company, to induce the Key  Employee  to remain  in  the  employ of the Company, and for  other  good  and valuable consideration, the Company and the Key Employee agree as follows:


Section 1.     Definition of Change-in-Control; Change-in-Control


Period.


1.1  Change-in-Control.


For  purposes  of  this Agreement, a "Change-in-Control"  of  the


Company shall be deemed to have occurred:


     (a)  if  the  Company merges or consolidates  with  or  into another  corporation in a transaction in which  neither  the


     Company  nor  any  of its wholly-owned subsidiaries  is  the surviving corporation; or sells or otherwise disposes of all


     or   substantially  all  of  the  Company's  assets  to  any


     corporation, person, other entity or group (other  than  the


     Company  or  any  of  its wholly-owned subsidiaries  or  any qualified or nonqualified plan maintained by the Company);


     (b) if any corporation, person, other entity or group (other than  the  Company or any of its wholly-owned  subsidiaries)


     becomes  the  Beneficial Owner (as defined in the  Company's articles  of  incorporation) of 30% or more  of  the  voting stock of the Company; or


     (c)   if   during  any  period  of  two  consecutive  years,


     Continuing  Directors,  as  hereinafter  defined,  cease  to comprise  a  majority of the Company's Board  of  Directors.


     Continuing Directors are:


                (i)  members  of  the Board of Directors  of  the


          Company  at  the  beginning  of  such  period  of   two


          consecutive years; and


                (ii) any person who subsequently becomes a member


          of  the  Board of Directors if such person's nomination


          for  election or election to the Board of Directors  of


          the Company is recommended or approved by resolution of


          a  majority of the Continuing Directors or such  person


          is  included as a nominee in a proxy statement  of  the


          Company  distributed when a majority of  the  Board  of


          Directors   of  the  Company  consists  of   Continuing


          Directors.


1.2  Change-in-Control Period.


The  Change-in-Control Period shall mean the period beginning  on the  date  of  a  Change-in-Control  and  ending  on  the  second anniversary of the date thereof.


Section 2.  Termination of Employment.


2.1  Termination by the Company with Cause.  For purposes of this


Agreement,   the   Company  may  terminate  the  Key   Employee's


employment during the Change-in-Control Period for Cause.  In the event  of  such  termination,  the Company  shall  give  the  Key


Employee  a  Notice of Termination in conformity with  Section  6 herein.  For purposes of this Agreement, Cause shall mean:


                (a)  the  Key  Employee's willful  and  continued


          failure  to  perform substantially his/her duties  with


          the  Company or one of its subsidiaries other than such


          failure   resulting  from  disability  (as  hereinafter


          defined), as determined by the Chief Executive  Officer


          of  the Company (the "CEO"), after a written demand for


          substantial  performance  is  delivered  to   the   Key


          Employee  by the CEO which specifically identifies  the


          manner  in which the CEO believes that the Key Employee


          has not substantially performed his/her duties; or


               (b) the Key Employee's willful engaging in illegal


          conduct  or gross misconduct which the CEO believes  is


          materially and demonstrably injurious to the Company.


For  purposes of this provision, no act or failure to act, on the


Key  Employee's part, shall be considered "willful" unless it  is done, or omitted to be done, by the Key Employee in bad faith  or without reasonable belief that his/her action or omission was  in the  best interests of the Company.  Any act or failure  to  act,


based on authority given pursuant to a resolution duly adopted by the  Board or on the instructions of the CEO or a senior  officer of  the Company or based on the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done,


by  the  Key Employee in good faith and in the best interests  of


the  Company.   The termination of the Key Employee's  employment


shall  not be deemed to be for Cause unless and until there shall have  been  delivered  to him/her a copy of the  resolution  duly adopted  by  the affirmative vote of not less than three-quarters


(3/4)  of the entire membership of the Board at a meeting of  the


Board  called and held for such purpose (after reasonable  notice is  provided to the Key Employee and the Key Employee is given an opportunity,  together  with counsel,  to  be  heard  before  the


Board), finding that, in the good faith opinion of the Board, the


Key Employee is guilty of the conduct described above.


2.2  Termination by the Employee for Good Reason.


The Key Employee's employment with the Company shall be deemed to be terminated by him/her for Good Reason if, during the Change-in-


Control Period:


     (a)  there  is  a  reduction  by  the  Company  in  the  Key


     Employee's Annual Compensation (as hereinafter defined);


     (b) there is a material reduction in his/her benefits;


     (c)  the  Company  requires the Key Employee  to  travel  on


     Company  business  to  a substantially greater  extent  than required immediately prior to the Change-in-Control; or


     (d)  the Company notifies the Key Employee that he/she  will be  required to change the Key Employee's principal place of employment during the Change-in-Control Period to a location that is more than 75 miles from the Key Employee's principal place of employment immediately prior to the effective  date of the Change-in-Control; and


     (e)  as  a  result of one of the foregoing events,  the  Key


     Employee    voluntarily   terminates   his/her    employment


     relationship with the Company.


In  the event the Key Employee terminates his/her employment  for


Good  Reason,  the  Key  Employee shall  notify  the  Company  in accordance  with Section 6 within 30 days of the  date  following the first occurrence of an event described herein.


2.3  Termination by Retirement or Death.


For purposes of this Agreement, termination of the Key Employee's employment  based  on  Retirement  during  the  Change-in-Control


Period  shall mean voluntary termination in accordance  with  the


Company's   retirement   policy,  including   early   retirement,


generally  applicable to the Company's salaried  employees.   The


Key  Employee's death during the Change-in-Control  Period  shall automatically terminate his/her employment.  In either the  event of retirement or death, the Company shall pay the Key Employee or


the   Key   Employee's   beneficiary(ies)   any   unpaid   Annual


Compensation and pay for any accrued, unused vacation through the


Date of Termination, at the salary rate then in effect, plus  all other  amounts  to which the Key Employee or the  Key  Employee's beneficiary(ies)  are  entitled under any retirement,  survivor's benefits, insurance, and other applicable programs of the Company then in effect, and the Company shall have no further obligations to the Key Employee and the Key Employee's beneficiary(ies) under this Agreement.


2.4  Termination by Disability.


If  the  Company determines in good faith that the Key Employee's


Disability  has  occurred  during  the  Change-in-Control  Period


(pursuant  to  the definition of Disability as set forth  in  the


Company's Long-Term Disability Plan then in effect), it may  give the  Key  Employee written notice, in accordance with  Section  6


herein,   of  its  intention  to  terminate  the  Key  Employee's


employment.   In  such event, the Key Employee's employment  with


the Company will terminate within 30 days after written Notice of


Termination   is  received  by  the  Key  Employee   ("Disability


Effective Date") and provided that within 30 days after receiving such  notice, the Key Employee has not returned to the  full-time performance  of his/her duties.  The Key Employee  shall  receive


his/her   unpaid  Annual  Compensation  through  the   Disability


Effective Date at which point the Key Employee's compensation and benefits,  if  any,  shall be determined in accordance  with  the


Company's  retirement, insurance, and other applicable plans  and programs  in  effect on the Disability Effective  Date,  and  the


Company  shall  have no further obligations to the  Key  Employee under this Agreement.


Section 3.     Obligations of the Company Upon Termination.


3.1    If,  during  the  Change-in-Control  Period,  the  Company terminates  the Key Employee's employment other than  for  Cause,


Death,   Disability,  or  Retirement  or  if  the  Key   Employee


terminates  employment for Good Reason, the  Key  Employee  shall receive,  in addition to any salary, benefit or compensation  due the Key Employee as of the Termination Date, the aggregate of the following amounts:


     (a)   an amount equal to two times the Key Employee's Annual


     Compensation  if  the Key Employee is terminated  within  12 months following a Change-in-Control and one time if the Key


     Employee is terminated after 12 months following a Change-in-


     Control  but before the end of the Change-in-Control Period;


     and


     (b)  an amount equal to 18 times the monthly premium charged to  a  terminated employee who selects continuation coverage under  the  Company's  comprehensive  hospital  and  medical insurance plan (commonly known as "COBRA payments").


The  Company  shall also provide the Key Employee with  years  of


service   and   compensation  credits,  along  with  commensurate


additional benefits, if any, the Key Employee would have  accrued during the Change-in-Control Period, but for the termination,  in any  qualified or nonqualified pension, retirement,  supplemental benefit  or compensation deferral plan in effect on the  Date  of


Termination.


For purposes of this Agreement, Annual Compensation shall include


Annual Base Salary (the greater of annual base pay rate in effect during  the month immediately preceding a Date of Termination  or the  annual  base pay rate in effect during the month immediately prior  to a Change-in-Control) plus, pro rata, the annual  target level  of  any  bonus established for the Key  Employee  for  the fiscal  year  in  which a Change-in-Control occurs,  assuming  an achievement  level of 100% of any target award established  under an  incentive compensation or bonus plan of the Company in  which the  Key  Employee participates.  For purposes of  this  section,


COBRA  payments shall be that amount necessary to provide  either family  or individual comprehensive hospital or medical insurance coverage  as  had been elected by the Key Employee in  the  month immediately preceding the Date of Termination.


3.2  Timing of Payments.


At the Key Employee's irrevocable election at the time of his/her signing  of  this  Agreement, all payments made  by  the  Company pursuant to Section 3.1 shall be paid either:


     (a)   in  a  lump sum payment in cash within 30  days  after


     his/her Date of Termination;


     (b)   in  18  equal, monthly installments beginning  on  the


     first   day   of  the  month  following  his/her   Date   of


     Termination.


 3.3 Tax Indemnity.


In  the event it shall ultimately be determined by a court or the


Internal  Revenue Service that any payment by the Company  to  or for  the  benefit  of the Key Employee (whether paid  or  payable pursuant to the terms of this Agreement) would be subject to  the excise  tax (including penalties and interest) imposed by Section


4999  of  the  Internal Revenue Code of 1986,  as  amended,  (the


"Code"),  then the Key Employee shall be entitled  to  receive  a lump sum cash payment sufficient to place the Key Employee in the same  net  after-tax position as if the excise tax had  not  been imposed  (a "gross up" payment). The determination of the maximum gross  up amount payable to the Key Employee shall be made by  an accounting  firm designated by the Company and shall be  paid  to the Key Employee within 30 days of such determination.


Section 4.     Administration of the Agreement.


4.1  Administration.


The  CEO or his/her assignee shall administer the Agreement.  The


CEO shall have the authority to interpret the Agreement and adopt rules for the implementation thereof.


4.2  Date of Termination.


The "Date of Termination" shall mean:


     (a)   if the Key Employee's employment is terminated by  the


     Company  for  Cause  or the Key Employee terminates  his/her employment for Good Reason, the date of the receipt  of  the


     Notice of Termination (as defined in Section 6);


     (b)   if the Key Employee's employment is terminated by  the


     Company other than for Cause, the Date of Termination  shall be  the  date on which the Company notifies the Key Employee of the termination; and


     (c)   if  the  Key  Employee's employment is  terminated  by


     reason  of  Death,  Disability or Retirement,  the  Date  of


     Termination  shall be the date of the Key Employee's  Death,


     Retirement or Disability Effective Date, as the case may be.


Section 5.     Notice.


For   purposes   of  this  Agreement,  notices  and   all   other


communications provided for in this Agreement shall be in writing and  shall  be deemed to have been duly given when hand delivered or  mailed  by  United  States registered  mail,  return  receipt requested,  postage  prepaid, provided that all  notices  to  the


Company be addressed to:


               CILCORP Inc.
               Corporate Secretary
                         300 Hamilton Boulevard
               Suite 300
               Peoria, Illinois 61602


or  to  the Corporate Secretary of any successor company  at  its principal place of business;


and if to the Key Employee:


                         (Insert Key Employee's name and address)


Section 6.     Notice of Termination.


Any  termination by the Company for Cause or Disability or by the


Key  Employee for Good Reason shall be communicated by a  written notice  of  termination ("Notice of Termination")  to  the  other party  hereto  and shall mean a notice which shall  indicate  the specific termination provision in this Agreement relied  upon  by the  party,  shall set forth in reasonable detail the  facts  and circumstances claimed to provide a basis for termination  of  the


Key  Employee's employment under the provision indicated and  the


Date  of  Termination (as defined above).   The  failure  by  the


Company  or  the  Key  Employee to set forth  in  the  Notice  of


Termination  any  fact  or circumstance which  contributes  to  a showing of Good Reason or Cause shall not waive any right of  the


Company  or  the Key Employee, respectively, from asserting  such fact  or  circumstance  in enforcing the Key  Employee's  or  the


Company's rights hereunder.


Section 7.     Not a Contract of Employment.


The  employment-at-will relationship between the Key Employee and the Company shall continue except as modified by this Agreement.


Section 8.     Governing Law.


This  Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois.


Section 9.     Successors and Assigns.


This  Agreement shall be binding on the Company and any  assignee or  successor in interest to the Company and on the Key  Employee and his/her heirs, assigns or legatees.


Section 10.    Non-exclusive Rights.


Nothing  in  this  Agreement  shall  prevent  or  limit  the  Key


Employee's  continuing  or  future  participation  in  any  plan,


program, policy or practice provided by the Company or any of its subsidiaries for which the Key Employee may qualify, nor shall it affect  such  rights  as  the Key Employee  may  have  under  any


contract   or  agreement  with  the  Company  or   any   of   its


subsidiaries.   The  foregoing notwithstanding,  should  the  Key


Employee  be entitled to or paid any of the amounts set forth  in


Section 3.1, then the Key Employee shall not be eligible  for  or paid  any  severance  pay or comprehensive hospital  and  medical insurance coverage, payment or benefits except to the extent that such  comprehensive hospital and medical insurance coverage  must be offered under federal COBRA laws.


Section 11.    Arbitration and Legal Fees.


The  Key  Employee and the Company agree to have any  dispute  or controversy  arising under or in connection with  this  Agreement


settled  by  arbitration  using an Arbitration  Panel.   For  the


purposes  of  this Agreement, the term "Arbitration Panel"  shall mean three independent arbitrators, one of whom shall be selected by  the  Company, one by the Key Employee and the third shall  be


selected  by  the  two  other arbitrators.   In  the  event  that


agreement  cannot  be  reached on  the  selection  of  the  third arbitrator,  such arbitrator shall be selected  by  the  American


Arbitration Association.  All arbitrators shall be selected  from a  list provided by the American Arbitration Association, and all matters  presented to the Arbitration Panel shall be  decided  by majority  vote.  The Key Employee and the Company agree that  any decision  rendered  in any such arbitration proceeding  shall  be final  and  binding  and that each of the  parties  waives  their rights  to  seek remedies in court, including the right  to  jury trial.  All expenses of such arbitration, including the fees  and expenses  of  the  counsel for the Key Employee and  the  Company shall  be  borne  by the Company and/or the Key Employee  in  the amount determined by the arbitrator.  Any such arbitration  shall be  held in the city where the Key Employee's principal place  of business  while  employed by the Company is located,  unless  the


Company and Key Employee mutually agree on another location.


Section 12.    Amendment of Agreement.


Upon the occurrence of a Change-in-Control, and until the end  of


the   Change-in-Control  Period,  this  Agreement  may   not   be


terminated,  or  amended in any manner which  has  a  significant adverse effect on the Key Employee's rights hereunder without the


Key   Employee's  written  consent.   Notwithstanding  any  other


provision  hereof,  in the sole and absolute  discretion  of  the


Company,  the  Agreement  may  be  amended  only  to  the  extent necessary  in  order  to obtain or maintain  the  status  of  the


Company's  retirement  plans  as qualified  plans  under  Section


401(a) of the Code.


Section 13.    Entire Agreement.


This  Agreement  constitutes  the entire  agreement  between  the


parties   and   supersedes   all  prior   agreements,   if   any,


understandings  and  arrangements, oral or written,  between  the


parties  hereto,  including  the  Company's  predecessors,   with


respect to the subject matter hereof.


Section 14.    Termination of Agreement.


The  Agreement shall continue until, and terminate,  three  years from the date hereof.


By:                                                                   By:
                         Officer

     (Title)

Date:                                                                 Date:



                   Timing of Payments Election

      As a Key Employee and signatory to this Agreement, I hereby irrevocably elect the following method of payment of  any  amount payable under Section 3.1 of this Agreement:


     1.  Lump sum


     2.  Monthly installments